                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            Lifequest Medical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            LIFEQUEST MEDICAL, INC.


                             LIFEQUEST MEDICAL, INC.
                         12961 Park Central, Suite 1300
                            San Antonio, Texas 78216
                            Telephone: (210) 495-8787


                               January ____, 1999


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of the Stockholders of LifeQuest Medical, Inc. ("LifeQuest" or the "Company"). The Special Meeting will be held Thursday, February 25, 1999, at 1:00 p.m. E.D.T. at the Company's Atlanta offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia. The formal Notice of Special Meeting is set forth in the enclosed material.

         At the Special Meeting you will be asked to consider and vote upon the approval and adoption of a Plan of Merger and Acquisition Agreement (the "Merger Agreement") which would merge Dexterity Incorporated ("Dexterity") with and into LifeQuest (the "Merger"). As part of the consideration for the Merger, the stockholders of Dexterity, other than LifeQuest, will receive 3,000,000 shares of LifeQuest Common Stock. In addition, simultaneous with the effectiveness of the Merger, LifeQuest will change its name to Dexterity Surgical, Inc. Following the meeting, stockholders will have the opportunity to ask questions and comment on the operations of LifeQuest Medical, Inc.

         YOUR BOARD OF DIRECTORS HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. In considering this recommendation, you should review carefully all the information contained in the attached Proxy Statement, including the Appendices thereto.

         YOUR VOTE AT THE SPECIAL MEETING IS EXTREMELY IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO ACT PROMPTLY IN COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY SOLICITED BY YOUR BOARD OF DIRECTORS AND RETURNING IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

         We appreciate your investment in LifeQuest Medical, Inc. and urge you to return your proxy card as soon as possible. We look forward to greeting personally those stockholders who are able to be present at the meeting.


                                        On  behalf of the Board of Directors,




                                        Richard A. Woodfield
                                        President and Chief Executive Officer

                             LIFEQUEST MEDICAL, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of LifeQuest Medical, Inc. (the "Company") will be held on Thursday, February 25, 1999, at 1:00 p.m., E.D.T., at the Company's Atlanta offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, for the following purposes:

                  (1) To consider and vote upon a proposal to approve and adopt the terms of the Plan of Merger and Acquisition Agreement dated December 18, 1998 between the Company and Dexterity Incorporated; and

                  (2) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Special Meeting.

         Information with respect to the above proposal is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on January 27, 1999, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                        By Order of the Board of Directors,



                                        RICHARD A. WOODFIELD
                                        President and Chief Executive Officer


San Antonio, Texas
January _____, 1999




                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             LIFEQUEST MEDICAL, INC.

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 25, 1999


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of LifeQuest Medical, Inc., a Delaware corporation ("LifeQuest" or the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at a Special Meeting of Stockholders (the "Special Meeting" or "Meeting") to be held on Thursday, February 25, 1999, at 1:00 p.m., E.D.T., at the Company's Atlanta offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, and at any adjournment or postponement thereof, for the purpose set forth in the foregoing Notice of Special Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         At the Special Meeting, stockholders are being asked to vote on a proposal to approve the merger (the "Merger") of Dexterity Incorporated, a Delaware corporation ("Dexterity"), with and into the Company pursuant to a Plan of Merger and Acquisition Agreement dated December 18, 1998 between the Company and Dexterity (the "Merger Agreement") and the issuance of Common Stock (as defined herein) in connection therewith. If the Merger is consummated, LifeQuest will be the surviving corporation and will change its name to Dexterity Surgical, Inc. On December 18, 1998, the last trading date preceeding the public announcement of the Merger, the high and low sales price of Common Stock were $1 15/16 and $1 9/16, respectively. Representatives from the Company's independent public accountants, Arthur Andersen LLP, will be present at the Special Meeting. Such representatives will be allowed to make a statement if they so desire, and are expected to be available to take appropriate questions from stockholders.

         A copy of the Merger Agreement, as amended, is set forth as Appendix A to this Proxy Statement and is incorporated herein by reference. THE BOARD OF DIRECTORS OF LIFEQUEST (THE "LIFEQUEST BOARD") HAS APPROVED THE MERGER AND MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

         The securities of the Company entitled to vote at the Special Meeting consist of shares of common stock, $.001 par value ("Common Stock"), and shares of preferred stock, $.001 par value ("Preferred Stock"). At the close of business on January 27, 1999 (the "Record Date"), there were outstanding and entitled to vote 7,212,742 shares of Common Stock and 2,170 shares of Preferred Stock. The holders of record of Common Stock or Preferred Stock on the Record Date will be entitled to one vote per share.

         This Proxy Statement is being mailed on or about January _____, 1999, to the holders of record of Common Stock or Preferred Stock on the Record Date.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the proposal to approve and adopt the Merger. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Special Meeting. However, if any other matters should properly come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Special Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 12961 Park Central, Suite 1300, San Antonio, Texas 78216.

         The holders of a majority of the total shares of Common Stock and Preferred Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the total shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required for the approval of the proposal to approve and adopt the Merger Agreement and the affirmative vote of a majority of the total shares of Common Stock and Preferred Stock present in person or represented by proxy and entitled to vote at the Special Meeting is required for the approval of any other matters as may properly come before the Special Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against the proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                            OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of January 12, 1999, certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors, each executive officer named in the Summary Compensation Table contained in the Proxy Statement to the Company's 1998 Annual Meeting of Stockholders and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                                   AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)            BENEFICIAL OWNERSHIP            PERCENT(2)
--------------------------------------             --------------------            ----------
Renaissance Capital Group, Inc.(3)
8080 N. Central Expressway, Suite 210
Dallas, Texas 75206 ..............................     2,750,000                      28.3%
Richard H. Klein(4) ..............................       597,750(5)                    8.2%
16506 Strong Box
San Antonio, Texas 78247
William H. Bookwalter ............................       326,780(6)(7)                 4.5%
Kalford C. Fadem .................................       220,000(8)                    3.0%
Robert S. Fadem ..................................       208,000(9)                    2.9%
Herbert H. Spoon(10) .............................       201,904                       2.8%
8 Otis Place
Verona, New Jersey 07044
Robert L. Evans ..................................       131,950(11)                   1.8%
Randall K. Boatright, C.P.A ......................        76,550(12)                   1.1%
Robert B. Johnson ................................        39,095(13)                   *


                                                       AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP          PERCENT(2)
--------------------------------------                 --------------------          ----------

Richard A. Woodfield (14) ........................          30,000(15)                  *

Jeffrey H. Berg, Ph.D ............................          29,500(16)                  *

Robert Pearson(17) ...............................               0(18)                  0

David J. Collette, M.D.(19) ......................               0                      0
17 Inwood Autumn
San Antonio, Texas 78248

All executive officers and directors as a group
(nine persons, including the executive officers
and directors listed above) ......................       1,061,875(7) (11)             14.2%
                                                                  (15)(20)

---------------
*        Represents less than 1% of the issued and outstanding shares of Common
         Stock.
(1) Except as otherwise noted, the street address of the named beneficial owner is 12961 Park Central, Suite 1300, San Antonio, Texas 78216.
(2) Percentage is based on a total of 7,212,742 shares of Common Stock issued and outstanding on January 12, 1999. (3) Represents 125,000 shares of Common Stock held by Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance Fund"), 750,000 shares of Common Stock issuable upon conversion of convertible debentures held by Renaissance Fund, 125,000 shares of Common Stock held by Renaissance U.S. Growth & Income Trust, PLC ("Renaissance Trust"), 750,000 shares of Common Stock issuable upon conversion of convertible debentures held by Renaissance Trust, 500,000 shares of Common Stock issuable upon conversion of Preferred Stock held by Renaissance Fund and 500,000 shares of Common Stock issuable upon conversion of Preferred Stock held by Renaissance Trust. Renaissance Capital Group, Inc. ("Renaissance Group") is the investment advisor to Renaissance Fund and Renaissance Trust and has voting and dispositive power of the shares of Common Stock beneficially owned by each of Renaissance Fund and Renaissance Trust.
(4) Mr. Klein resigned from his positions with the Company December 31, 1998.
(5) Includes 40,000 shares of Common Stock which Mr. Klein has the right to acquire upon exercise of stock options.
(6) Includes 20,000 shares of Common Stock which Mr. Bookwalter has the right to acquire upon exercise of stock options.
(7) Does not include 8,405 shares of Common Stock held by The 1997 Bookwalter Family Trust, of which Mr. Bookwalter serves as trustee. Mr. Bookwalter disclaims beneficial ownership of such shares.
(8) Includes 40,000 shares of Common Stock which Mr. Fadem has the right to acquire upon the exercise of stock options.
(9) Includes 40,000 shares of Common Stock which Mr. Fadem has the right to acquire upon exercise of stock options. Represents shares of Common Stock which Mr. Fadem shares voting and dispositive power.
(10) Mr. Spoon resigned from his positions with the Company effective March 9, 1998.
(11) Includes shares which Mr. Evans shares voting and dispositive power. Includes 700 shares of Common Stock Mr. Evans has the right to acquire upon the exercise of stock options.
(12) Includes 60,550 shares of Common Stock which Mr. Boatright has the right to acquire upon the exercise of stock options.
(13) Includes 39,000 shares of Common Stock which Mr. Johnson has the right to acquire upon the exercise of stock options.
(14)     Mr. Woodfield was elected to the Board of Directors on May 19, 1998.
(15) Includes 10,000 shares of Common Stock which Mr. Woodfield has the right to acquire upon the conversion of Preferred Stock.
(16) Represents shares of Common Stock which Dr. Berg has the right to acquire upon the exercise of stock options. (17) Mr. Pearson was elected to the Board of Directors on December 8, 1998. (18) Does not include shares of Common Stock beneficially owned by Renaissance Group. Mr. Pearson is an executive officer of the Renaissance Group and may be deemed the beneficial owner of such shares. Mr. Pearson disclaims such beneficial ownership.
(19) Dr. Collette resigned from his positions with the Company December 31, 1997.
(20) Includes 229,750 shares of Common Stock which executive officers and directors have the right to acquire upon the exercise of options. Does not include 201,904 shares of Common Stock held by Mr. Spoon or 597,750 shares of Common Stock beneficially owned by Mr. Klein.

                          OWNERSHIP OF PREFERRED STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of January 12, 1999, certain information with respect to the Company's Preferred Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Preferred Stock, each of its directors, each executive officer named in the Summary Compensation Table contained in the Proxy Statement to the Company's 1998 Annual Meeting of Stockholders and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.


                                                               AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        BENEFICIAL OWNERSHIP              PERCENT(2)
--------------------------------------                         --------------------              ----------

Renaissance Capital Group, Inc.
8080 N. Central Expressway, Suite 210
Dallas, Texas  75206 .............................                    2,000(3)                     92.2%

Richard A. Woodfield(4) ..........................                       20                           *

Robert Pearson(5) ................................                        0(6)                        0%

Richard H. Klein(7) ..............................                        0                           0%
16506 Strong Box
San Antonio, Texas 78247

William H. Bookwalter ............................                        0                           0%

Herbert H. Spoon(8) ..............................                        0                           0%
8 Otis Place
Verona, New Jersey 07044

Randall K. Boatright, C.P.A ......................                        0                           0%

Kalford C. Fadem .................................                        0                           0%

Robert L. Evans ..................................                        0                           0%

Jeffrey H. Berg, Ph.D ............................                        0                           0%

Robert B. Johnson ................................                        0                           0%

David J. Collette, M.D.(9) .......................                        0                           0%
17 Inwood Autumn
San Antonio, Texas 78248

Robert S. Fadem ..................................                        0                           0%

All executive officers and directors as a group
(nine persons, including the executive officers
and directors listed above) ......................                       20                           *

------------------

* Represents less than 1% of the issued and outstanding shares of Preferred Stock.
(1) Except as otherwise noted, the street address of the named beneficial owner is 12961 Park Central, Suite 1300, San Antonio, Texas 78216.
(2) Percentage is based on a total of 2,170 shares of Preferred Stock issued and outstanding on January 12, 1999.
(3) Represents 1,000 shares of Preferred Stock held by Renaissance Fund and 1,000 shares of Preferred Stock held by Renaissance Trust. Renaissance Group is the investment advisor to Renaissance Fund and Renaissance Trust and has voting and dispositive power with respect to the shares of Preferred Stock owned by Renaissance Fund and Renaissance Trust.
(4)      Mr. Woodfield was elected to the Board of Directors on May 19, 1998.
(5)      Mr. Pearson was elected to the Board of Directors on December 8, 1998.
(6) Does not include shares of Preferred Stock beneficially owned by Renaissance Group. Mr. Pearson is an executive officer of the Renaissance Group and may be deemed the beneficial owner of such shares. Mr. Pearson disclaims such beneficial ownership.
(7) Mr. Klein resigned from his positions with the Company December 31, 1998.
(8) Mr. Spoon resigned from his positions with the Company effective March 9, 1998.
(9) Dr. Collette resigned from his positions with the Company December 31, 1997.


                PROPOSAL TO APPROVE AND ADOPT THE PLAN OF MERGER
                AND ACQUISITION AGREEMENT DATED DECEMBER 18, 1998
                        BETWEEN THE COMPANY AND DEXTERITY

         THE DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE FULL TEXT OF WHICH, AS AMENDED, IS CONTAINED IN APPENDIX A HERETO AND IS INCORPORATED HEREIN BY REFERENCE.


                            DESCRIPTION OF THE MERGER

GENERAL

         Upon consummation of the Merger, Dexterity will merge with and into LifeQuest, and LifeQuest will be the Surviving Corporation. The Merger will be effective after satisfaction (absent any waivers thereof) of all conditions contained in the Merger Agreement, including the approval of the Merger by the stockholders of LifeQuest. Each share of Common Stock outstanding before the Merger will automatically be converted into a share of Common Stock following the Merger.

         After the Merger, approximately 10,200,000 shares of Common Stock of LifeQuest will be outstanding, of which approximately 3,000,000 shares will be held directly or indirectly by the former stockholders of Dexterity, other than LifeQuest (the "Dexterity Stockholders"). Additionally, the Dexterity Stockholders will, upon consummation of the Merger, hold warrants to purchase in the aggregate an additional 1,500,000 shares of Common Stock of LifeQuest.

         The Common Stock to be issued under the Merger Agreement, including the Common Stock issuable pursuant to the Warrants, will be listed for trading on the NASDAQ SmallCap Market. Life Quest has registered the class of Common Stock with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. LifeQuest's Certificate of Incorporation does not provide for preemptive rights for its stockholders.

         As consideration for the Merger, LifeQuest will pay to the Dexterity Stockholders an aggregate of:

         o         $1,500,000;

         o         3,000,000 shares of Common Stock;

         o warrants to purchase an aggregate of 1,500,000 shares of Common Stock (the "Warrants"), at an exercise price per share of $2.00;

         o promissory notes in the aggregate amount of $1,000,000 (the "Promissory Notes"); and

         o a royalty for seven years in an amount equal to 15% of all sales of Dexterity products (the "Royalty") pursuant to a royalty agreement (the "Royalty Agreement") among LifeQuest and the Dexterity Stockholders. The Royalty is subject to minimum annual payments which aggregate, over the seven years of the Royalty Agreement, to approximately $1,500,000.

BACKGROUND OF THE MERGER

         In January 1998 the Company acquired approximately 20% of the common stock, par value $1.00 ("Dexterity Stock"), of Dexterity for the purchase price of $1,000,000. In connection with this investment, LifeQuest and Dexterity entered into a distribution agreement whereby LifeQuest acquired the right to distribute Dexterity's products within the United States. Approximately 65% of Dexterity's revenues from its inception through September 30, 1998, are from sales to LifeQuest. In November 1998 LifeQuest and Dexterity began negotiating the terms of LifeQuest's acquisition of the remaining shares of Dexterity Stock not already owned by LifeQuest. LifeQuest and Dexterity engaged in negotiations until December 18, 1998, when LifeQuest and Dexterity executed the Merger Agreement.


DEXTERITY

         Dexterity is a medical device company incorporated by TeleFlex Incorporated, a Delaware corporation ("TeleFlex") in the first quarter of 1998. Prior to 1998, TeleFlex began research and development on technology which evolved into Dexterity products. Prior it its incorporation, TeleFlex operated Dexterity as a business unit through a subsidiary of TeleFlex.

         Dexterity was created to advance the minimally invasive surgery ("MIS") market through the development of disposable devices for hand assisted laparoscopic surgery ("HALS"). The Dexterity product line includes the Dexterity(R) Pneumo Sleeve and Dexterity(R) Protractor. Dexterity's address is 1787 Sentry Parkway West, Building Sixteen, Suite 220, Blue Bell, Pennsylvania 19422, and its telephone number is (215) 619-4241.

         The Pneumo Sleeve is a device that allows the surgeon to insert one hand into the abdominal cavity while preserving pneumopreperitoneum(1/) during laparoscopic surgery. This new surgical modality, called HALS, is a hybrid between open and laparoscopic surgery. This enabling technology is expected to greatly increase the number of advanced minimal access surgeries as well as the number of surgeons who perform these procedures. The U.S. market potential for the Dexterity(R) Pneumo Sleeve is estimated at more than 580,000 procedures annually, including digestive tract surgery, urinary tract surgery, organ transplants, cancer surgery and vascular surgery. This translates into an estimated $600 million U.S. market for Dexterity(R) procedural kits, which include accessory devices such as hand-held surgical instruments.

         In addition to being used with the Dexterity(R) Pneumo Sleeve, the Dexterity(R) Protractor is used as a stand-alone product for open surgery, providing atraumatic retraction and wound protection. The market potential for the Dexterity(R) Protractor is estimated at 2.4 million surgical procedures per year in the United States, representing a dollar market potential in excess of $200 million.

         The Company believes the potential exists for significant market penetration by the Dexterity(R) products, and that sales of the Company's existing product lines should benefit from these product introductions.

         A number of prestigious medical centers in the United States are using the Dexterity(R) Pneumo Sleeve and Protractor devices, including the University of Massachusetts, the University of Texas at M.D. Anderson Cancer Center, Vanderbilt University and the Advanced Laparoscopic Training Center. In addition, the University of Michigan and the University of Wisconsin have initiated clinical trials of HALS assisted nephrectomy(2/), and the Cleveland Clinic Foundation has conducted various courses on HALS digestive surgery. The Food and Drug Administration approved the Dexterity(R) Pneumo Sleeve and Protractor for sale in the United States in July 1996. Since inception, Dexterity has generated approximately $1,000,000 in sales revenue.


--------
1/The presence of air or gas in the preperitoneal space; it may occur spontaneously or be deliberately introduced as an aid to radiologic examination and diagnosis.

2/The surgical removal of a kidney.

LIFEQUEST'S REASONS FOR THE MERGER; RECOMMENDATION OF THE LIFEQUEST BOARD OF DIRECTORS

         At the meeting of the LifeQuest Board of Directors on December 8, 1998, the LifeQuest Board approved the Merger and the Merger Agreement, and the other agreements related to the Merger. In reaching its determination, the LifeQuest Board considered the following material factors:

         o The opportunity the Merger affords LifeQuest to increase its presence in the MIS market, which should enable it to offer its customers a broader and more varied array of products and should also help to create an intellectual property portfolio in the MIS products area;

         o Dexterity is recognized as the pioneer and market leader in the HALS products business, which LifeQuest believes has significant earnings potential;

         o The Merger is an opportunity for LifeQuest to expand into higher margin manufacturing and distribution businesses;

         o The expectation that the combined company would be better positioned than LifeQuest on its own to benefit from technological and other developments in the health care industry in general and the MIS and HALS fields in particular;

         o The potential cost synergies offered by the Merger through consolidation and integration of certain distribution, sales and administrative operations and functions; and

         o The absence of any significant business overlaps and resulting absence of significant risks of objections from any governmental authority.

         The above discussion of the information and factors considered by the LifeQuest Board is not exhaustive and does not include all factors considered by the LifeQuest Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the LifeQuest Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the LifeQuest Board may have given different weights to different factors. Based on the factors outlined above, the LifeQuest Board determined that the Merger is in the best interests of LifeQuest and its stockholders.

    THE LIFEQUEST BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF
         LIFEQUEST AND ITS STOCKHOLDERS. THE LIFEQUEST BOARD, THEREFORE, RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER

MATERIAL ADVANTAGES AND DISADVANTAGES OF THE MERGER

         The LifeQuest Board has taken into account the advantages and disadvantages of the proposed Merger to LifeQuest stockholders. Such advantages are set forth above under the caption "Reasons for the Merger." Such disadvantages include the dilution of voting power of current stockholders of LifeQuest. After giving effect to the Merger, LifeQuest current stockholders current voting power will be diluted by approximately 29%. In the event the Dexterity Stockholders exercise the Warrants, the voting power of current stockholders of LifeQuest will be diluted by 38%.

NAME CHANGE

         Following approval by the stockholders of LifeQuest and contemporaneous with the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Company will change its name to Dexterity Surgical, Inc.

INTEREST OF CERTAIN PERSONS IN THE MERGER

         After consummation of the Merger, the LifeQuest Board of Directors will be comprised of ten (10) members: Richard A. Woodfield, Randall K. Boatright, Robert Pearson, William H. Bookwalter, K C. Fadem, Robert L. Evans, Jeffrey H. Berg, Robert B. Johnson, Christopher K. Black and Lewis Hatch. With the exception of Messrs. Hatch and Black, each of such directors are currently directors of LifeQuest. Mr. Hatch is currently a director of TeleFlex. TFX Equities Incorporated, a Delaware corporation and wholly owned subsidiary of TeleFlex ("TFX"), owns 57% of the outstanding Dexterity Stock. Mr. Black is currently a director of Dexterity. Mr. Black owns 122 shares of Dexterity Common Stock and has options to acquire an additional 80 shares of Dexterity Common Stock. Pursuant to the terms of the Merger Agreement, Mr. Black will receive, assuming he exercises his options, approximately $257,850, approximately 515,700 shares of Common Stock, a warrant to purchase 257,850 shares of Common Stock, a promissory note made by the Company in the original principal amount of $171,970 and an undivided 17.19% interest in the Royalty to be paid pursuant to the Royalty Agreement. In addition, Mr. Black will enter into a two year consulting agreement with the Company, pursuant to which he will receive $40,000 per annum.

         K.C. Fadem, a director and officer of LifeQuest, is a director and officer, and owns 10.5% of the outstanding capital stock of Surgical Visions I, Inc ("SVI"). Robert L. Evans, a director of LifeQuest, together with his wife, owns 7% of the outstanding capital stock of SVI. SVI owns 165 shares, or 14% of the outstanding shares of Dexterity Stock. K.C. Fadem and Robert L. Evans each abstained from voting on the Merger and the Merger Agreement on all votes related to the Merger by the Board of Directors of LifeQuest. Robert Fadem, an officer of LifeQuest, owns 5.6% of SVI. In addition, eight other employees of LifeQuest collectively own 10% of SVI. Pursuant to the terms of the Merger Agreement, SVI will receive approximately $210,000, approximately 420,000 shares of Common Stock, a warrant to purchase 210,000 shares of Common Stock, a promissory note made by the Company in the original principal amount of $140,000 and an undivided 14% interest in the Royalty to be paid pursuant to the Royalty Agreement.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         Unaudited condensed consolidated financial statements of each of LifeQuest and Dexterity and pro forma condensed consolidated financial statements of LifeQuest adjusted to reflect the effects of the Merger are attached hereto and incorporated herein as Appendix B.

COMPARATIVE PER SHARE DATA

         Comparative income (loss) per share data of LifeQuest and pro forma comparative income (loss) per share data of LifeQuest adjusted to reflect the effects of the Merger are included in the unaudited condensed consolidated financial statements attached hereto and incorporated herein as Appendix B.

REGULATORY REQUIREMENTS

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), certain acquisition transactions cannot be consummated unless certain information has been furnished to the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice ("Antitrust Division") and certain waiting period requirements have been satisfied. In general, acquisitions in which the consideration paid is in excess of $15,000,000, and the companies or persons involved are of a certain size, require the providing of information regarding the acquisition on a PreMerger Notification Form to the FTC and the Antitrust Division. Pursuant to the HSR Act, an acquisition cannot be completed until at least 30 days after the parties thereto have furnished the required information, unless the FTC and the Antitrust Division terminate the waiting period earlier.

         The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the consummation of the Merger, the Antitrust Division or the FTC could take any action under the antitrust laws that it deems necessary in the public interest, including seeking to enjoin the consummation of the Merger. LifeQuest does not believe the Merger will violate the antitrust laws.

          As part of the consideration for the Merger to be paid by LifeQuest to the Dexterity Stockholders is shares of Common Stock, the value of the consideration, and whether a PreMerger Notification Form must be filed with the FTC and the Antitrust Division, cannot be determined until the Merger is effective. As of the date of this Proxy

Statement, the Company is not required to file a PreMerger Notification Form with the FTC or the Antitrust Division. However, should the market price of the Common Stock increase between the date of this Proxy Statement and the effectiveness of the Merger, a PreMerger Notification Form may need to be filed the FTC and the Antitrust Division. It is possible, therefore, that the necessary waiting periods may not expire until after the Special Meeting is held and LifeQuest's stockholders vote on the Merger.

         Other than as described in this Proxy Statement, the Merger does not require the approval of any federal, state, or other agency.

ACCOUNTING TREATMENT

         For accounting purposes, the Merger will be treated as a purchase with LifeQuest being deemed to be the acquiring party and Dexterity being deemed to be the acquired party.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Neither LifeQuest nor its stockholders will recognize gain or loss for U.S. federal income tax purposes as a result of the Merger. However, tax matters are complicated, and the tax consequences of the Merger to you may change depending on the facts of your own situation. We urge you to contact your own tax advisor to understand fully how the Merger will affect you, including how any State, local, or foreign tax laws may apply to you.

         As of December 31, 1997, the Company had net operating loss ("NOL") carryforwards of approximately $14,300,000 for federal income tax purposes that are available to reduce future taxable income and will expire in 2006 through 2012 if not utilized.

         The Company's ability to use its NOL carryforwards to offset future taxable income is subject to restrictions enacted in the United States Internal Revenue Code of 1986 as amended (the "Code"). These restrictions provide for limitations on the Company's utilization of its NOL carryforwards following certain ownership changes described in the Code. As a result of ownership changes, the Company's existing NOL carryforwards are subject to limitation. As a result of additional ownership changes resulting from the Merger, the Company's ability to use its existing NOL carryforwards may be further limited. Additionally, because United States tax laws limit the time during which NOL and tax credit carryforwards may be applied against future taxable income and tax liabilities, the Company may not be able to take full advantage of its NOL and tax credits for federal income tax purposes.

DISSENTERS AND APPRAISAL RIGHTS

         Pursuant to Section 262 of the Delaware General Corporation Law ("Section 262"), any LifeQuest stockholder who does not vote in favor of the approval and adoption of the Merger Agreement (by voting against or abstaining) and who has met the conditions, and properly complied with the requirements, of
Section 262 will be entitled to appraisal rights. The following summary of
Section 262 should be read in conjunction with, and is qualified in its entirety by, the full text of Section 262, which is attached as Appendix C to this Proxy Statement. By failing to follow the statutory procedures set forth in Section 262, a stockholder may terminate or waive such holder's appraisal rights.

         Stockholders of record who wish to assert appraisal rights must (i) hold their shares on the Record Date and on the date the merger becomes effective and (ii) submit a written demand for such appraisal before the vote on the Merger is taken. Such written demand must be in addition to and separate from any proxy or vote against the Merger; and neither voting against, abstaining from voting, nor failing to vote on the Merger will constitute a demand for appraisal within the meaning of Section 262.

         Within ten days after the date the Merger becomes effective, LifeQuest will give written notice of the effectiveness of the Merger to all stockholders of record who filed a written demand for appraisal and who did not vote in favor of or consent to the Merger. Within 120 days after the date the Merger becomes effective, any such stockholder, upon written request, shall have the right to receive from LifeQuest a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares.

         If LifeQuest and such stockholder do not agree upon the value of such holder's shares of Common Stock, either LifeQuest or such holder may file within 120 days after the date the Merger becomes effective a petition in the Delaware Court of Chancery demanding a determination of the value of such stockholder's shares. In any such proceeding, the Court shall determine the fair market value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the fair value of the shares. The costs of the proceeding may be determined by the Court and assessed against the parties as the Court deems equitable in the circumstances. In addition, the Court may, upon application of a stockholder, order all or any part of the expenses incurred by such holder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal. Notwithstanding the foregoing, at any time within 60 days after the date the Merger becomes effective, any such stockholder shall have the right to withdraw such holder's demands for appraisal and to accept the terms offered in the Merger. If no such petition for an appraisal is filed within 120 days of the date the Merger becomes effective, then the right of such stockholder to appraisal shall cease.

         Any such stockholder who has demanded appraisal rights shall thereafter neither be entitled to vote such holder's shares for any purpose nor be entitled to the payment of dividends or other distributions on such shares (except any dividends or other distributions payable to stockholders of record at a date which is prior to the date the Merger becomes effective) unless such holder's right to appraisal shall cease. If no petition for an appraisal shall be filed within 120 days of the date the Merger becomes effective with the Delaware Court of Chancery or if such holder delivers to LifeQuest a written withdrawal of such holder's demand for an appraisal and an acceptance of the Merger, either within 60 days after the date the Merger becomes effective or thereafter with the written approval of LifeQuest, then such holder's right to appraisal shall cease.

         Appraisal rights are exercisable only by the holder of record, not by a beneficial owner who does not hold the shares of record.


                              THE MERGER AGREEMENT

EFFECTIVE TIME OF THE MERGER

         As soon as practicable after satisfaction or waiver of the conditions to consummation of the Merger, unless the Merger Agreement has been terminated as provided therein, a certificate of merger (the "Certificate of Merger") will be filed with the Secretary of State of the State of Delaware, at which time the Merger will become effective (the "Effective Time"). It is presently contemplated that the Effective Time will be as soon as practicable after approval of the Merger at the Special Meeting and, in the event a PreMerger Notification is required to be filed under the HSR Act, after the waiting periods, if any, under the HSR Act.

TERMS OF THE MERGER AGREEMENT; RELATED AGREEMENTS

         At the Effective Time, Dexterity shall be merged with and into LifeQuest, with LifeQuest being the surviving corporation. From and after the Effective Time, LifeQuest shall possess all assets and property, all interest in assets or property, all rights and all debts belonging or due to each of LifeQuest and Dexterity. In addition to issuing 3,000,000 shares of Common Stock, the payment of $1,500,000, issuing the Warrants and the Promissory Notes to the Dexterity Stockholders, LifeQuest shall also enter into the following agreements:

         1. The Royalty Agreement with the Dexterity Stockholders, pursuant to which the Dexterity Stockholders will receive an amount equal to either (i) the Royalty for the next seven (7) years on all sales of Dexterity products sold by LifeQuest or
                  (ii) a minimum annual royalty which totals approximately $1,500,000 over the seven year term of the Royalty Agreement;

         2. A non-competition agreement (the "Non-Competition Agreement") among LifeQuest, SVI, TFX , Christopher K. Black and TeleFlex pursuant to which none of SVI, TFX, Christopher K. Black or TeleFlex will, for a period of five (5) years, sell a device that competes with the Dexterity(R) Pneumo Sleeve or Protractor in either the United States or Canada;

         3. An indemnity agreement (the "Indemnity Agreement") among LifeQuest, SVI, TFX and Christopher K. Black, pursuant to which LifeQuest, on the one hand, and SVI, TFX and Christopher
                  K. Black, on the other hand, each agree to indemnify the other for any damages arising out of a breach of any representation and warranty or selected covenants of the Merger Agreement;

         4. A consulting agreement (the "Consulting Agreement") with Christopher K. Black, for a term of two (2) years, pursuant to which LifeQuest shall pay Mr. Black $40,000 per annum for various consulting services; and

         5. A registration rights agreement (the "Registration Rights Agreement") among LifeQuest and the Dexterity Stockholders pursuant to which LifeQuest is obligated to register with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock issuable to the Dexterity Stockholders, including those shares of Common Stock issuable pursuant to the Warrants, pursuant to the Merger.

         The Warrants grant the Dexterity Stockholders the right to purchase an aggregate of 1,500,000 shares of Common Stock with an exercise price of $2 per share. The Warrants expire ten (10) years from the day of grant and vest in equal increments over five (5) years.

         The Promissory Notes mature one year from the date they are made and bear interest at 12% per annum.

CONDITIONS TO THE MERGER

         The Merger Agreement provides that the respective obligations of LifeQuest and Dexterity to effect the Merger are subject to the satisfaction or waiver of various conditions: (a) that the Merger and the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of LifeQuest as may be provided by law and any applicable provision of the Certificate of Incorporation or Bylaws of LifeQuest; (b) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator that would prevent or make illegal the consummation of the Merger; (c) Christopher Black, SVI, TFX and TeleFlex shall have executed and delivered to LifeQuest the Non-Competition Agreement and Indemnity Agreement;
(d) LifeQuest shall have executed and delivered to Christopher Black the Consulting Agreement; (e) LifeQuest shall have executed and delivered to the Dexterity Stockholders the Indemnity Agreement, the Registration Rights Agreement and the Royalty Agreement; and (f) the representations and warranties made by each of LifeQuest and Dexterity shall be true in all material respects.

REPRESENTATIONS AND WARRANTIES OF LIFEQUEST AND DEXTERITY

         In the Merger Agreement, Dexterity and LifeQuest have made various representations and warranties relating to, among other things, their respective businesses and financial condition and the satisfaction of certain legal requirements for the Merger. Dexterity has made various representations and warranties relating to, among other things, certain litigation, employee benefit and environmental matters and its ownership of certain intellectual properties.

EXCHANGE OF STOCK CERTIFICATES

         On or before the Effective Time, LifeQuest will deliver to the Dexterity Stockholders instructions for surrendering their certificates representing shares of Dexterity Stock in exchange for certificates representing Common Stock.

FEDERAL SECURITIES LAW CONSEQUENCES

         Shares of Common Stock issued to the Dexterity Stockholders in connection with the Merger will not be freely transferrable under the Securities Act because such shares are being issued in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act. LifeQuest has agreed to register pursuant to the Securities Act the shares of Common Stock issuable to the Dexterity Stockholders pursuant to the Merger, including those shares issuable upon exercise of the Warrants. Until such shares are registered under the Securities Act, they will be restricted under the Securities Act.

MANNER AND BASIS OF CONVERTING SHARES

         The Merger Agreement provides that at the Effective Time, the outstanding shares of (i) Common Stock will remain as shares of Common Stock and
(ii) Dexterity Stock other than shares of Dexterity Stock held by LifeQuest, which such shares will be cancelled, will be converted into the right to receive an aggregate of:

         o         $1,500,000;
         o         3,000,000 shares of Common Stock;
         o         the Warrants;
         o         the Promissory Notes; and
         o         the royalties under the Royalty Agreement.

         As soon as is practicable following the Merger, LifeQuest will register the issuance of Common Stock to the Dexterity Stockholders on the stock transfer books of LifeQuest and exchange common stock certificates for the Dexterity stock certificates.

         No fractional shares of Common Stock will be issued in the Merger.

TERMINATION OR AMENDMENT OF MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of LifeQuest and Dexterity. Dexterity may terminate the Merger Agreement if LifeQuest breaches any representation, warranty or covenant contained in the Merger Agreement in any material respect, and has not cured such breach within fifteen (15) days after receipt of notice of the breach or if the Closing (as defined in the Merger Agreement) does not occur before March 2, 1999. LifeQuest may terminate the Merger Agreement if Dexterity breaches any representation, warranty or covenant contained in the Merger Agreement in any material respect, and has not cured such breach within fifteen (15) days after receipt of notice of the breach or if the Closing (as defined in the Merger Agreement) does not occur before March 2, 1999. The Merger Agreement may be amended only pursuant to a written agreement executed by each of LifeQuest and Dexterity.

VOTE AND RECOMMENDATION

         The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock and Preferred Stock of the Company is required to approve and adopt the Merger and the terms of the Merger Agreement.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AND THE TERMS OF THE MERGER AGREEMENT.


                        PROPOSALS FOR 1999 ANNUAL MEETING

         The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 1999 annual meeting of stockholders was December 13, 1998. After February 28, 1999, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 1999 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                       INCORPORATION OF CERTAIN DOCUMENTS

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1998, respectively, the Company's Current Report on Form 8-K dated July 1, 1998 and the Company's definitive Proxy Statement to its 1998 Annual Meeting of Stockholders held May 19, 1998 are hereby incorporated herein by reference.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the Registration Statement of which this Prospectus is a part with respect to registration of the Shares, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or replaces such statement.

         The Company undertakes to provide without charge, within one business day of the receipt of request, to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates. Written or oral requests for such copies should be directed to: LifeQuest Medical, Inc., 12961 Park Central, Suite 1300, San Antonio, Texas 78216,
Attention: Randall K. Boatright, telephone (210) 495-8787.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Special Meeting other than described above. However, if any other matters should come before the Special Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                        By order of the Board of Directors,



                                        RICHARD A. WOODFIELD
                                        President and Chief Executive Officer

San Antonio, Texas
January _____, 1999

                                   APPENDIX A








                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                        DATED EFFECTIVE DECEMBER 18, 1998



                                     BETWEEN

                             LIFEQUEST MEDICAL, INC.

                                       AND

                             DEXTERITY INCORPORATED


                                TABLE OF CONTENTS



1.       GENERAL DEFINITIONS......................................................................................1
         1.1      "Accounts Receivable"...........................................................................1
         1.2      "Affiliate".....................................................................................1
         1.3      "Article".......................................................................................1
         1.4      "Assets"........................................................................................1
         1.5      "Authorization".................................................................................2
         1.6      "Balance Sheet Date"............................................................................2
         1.7      "Best Knowledge"................................................................................2
         1.8      "Brokerage Fee".................................................................................2
         1.9      "Business Combination"..........................................................................2
         1.10     "Business Day"..................................................................................2
         1.11     "CERCLA"........................................................................................2
         1.12     "Certificate"...................................................................................2
         1.13     "Closing".......................................................................................2
         1.14     "Closing Date"..................................................................................2
         1.15     "Code"..........................................................................................2
         1.16     "Contracts".....................................................................................2
         1.17     "Control".......................................................................................3
         1.18     "Damages".......................................................................................3
         1.19     "Deposits"......................................................................................3
         1.20     "Effective Time"................................................................................3
         1.21     "Encumbrance"...................................................................................3
         1.22     "Environmental Laws"............................................................................3
         1.23     "Exchange Act"..................................................................................3
         1.24     "Financial Statements"..........................................................................3
         1.25     "Governmental Authority"........................................................................3
         1.26     "Governmental Requirement"......................................................................4
         1.27     "Intellectual Property".........................................................................4
         1.28     "LifeQuest Stock"...............................................................................4
         1.29     "Merger"........................................................................................4
         1.30     "Material Adverse Effect".......................................................................5
         1.31     "Merger Consideration"..........................................................................5
         1.32     "Parties "......................................................................................5
         1.33     "Permitted Encumbrances"........................................................................5
         1.34     "Person"........................................................................................5
         1.35     "Reference Balance Sheet".......................................................................5
         1.36     "Reorganization"................................................................................5
         1.37     "Representations and Warranties of LifeQuest"...................................................5
         1.38     "Representations and Warranties of Seller"......................................................5
         1.39     "Royalty Agreement".............................................................................5
         1.40     "Schedule"......................................................................................5
         1.41     "SEC" or "Commission"...........................................................................5
         1.42     "SEC Documents".................................................................................5
         1.43     "Section".......................................................................................6
         1.44     "Securities Act"................................................................................6
         1.45     "Seller Stock"..................................................................................6
         1.46     "Shareholders"..................................................................................6
         1.47     "Subsidiary"....................................................................................6
         1.48     "Surviving Corporation".........................................................................6
         1.49     "Taxes".........................................................................................6


         1.50     "Tax Returns"...................................................................................6
         1.51     "Teleflex"......................................................................................6
         1.52     "Waste Materials"...............................................................................6

2.       MERGER...................................................................................................6
         2.1      The Merger......................................................................................6
         2.2      Surviving Corporation...........................................................................7
         2.3      Liabilities.....................................................................................7
         2.4      Certificate of Incorporation and Bylaws.........................................................7
         2.5      Directors and Officers..........................................................................7
         2.6      Conversion or Cancellation of Stock Upon Merger.................................................7
         2.7      Fractional Shares...............................................................................8
         2.8      Exchange Procedures.............................................................................9
         2.9      Interim Dividends...............................................................................9
         2.10     Further Assurances..............................................................................9

3.       CLOSING; CLOSING DATE....................................................................................9

4.       REPRESENTATIONS AND WARRANTIES OF SELLER................................................................10
         4.1      Incorporation..................................................................................10
         4.2      Share Capital..................................................................................10
         4.3      Financial Statements...........................................................................10
         4.4      Events Since the Balance Sheet Date............................................................11
         4.5      Taxes..........................................................................................11
         4.6      Employee Matters...............................................................................12
         4.7      Contracts and Agreements.......................................................................12
         4.8      Effect of Agreement............................................................................14
         4.9      Properties, Assets and Leasehold Estates.......................................................15
         4.10     Intellectual Property..........................................................................15
         4.11     Suits, Actions and Claims......................................................................15
         4.12     Licenses and Permits; Compliance With Governmental Requirements................................16
         4.13     Authorization..................................................................................16
         4.14     Records........................................................................................16
         4.15     Environmental Protection Laws..................................................................16
         4.16     Accounts Receivable............................................................................17
         4.17     Brokers and Finders............................................................................18
         4.18     Deposits.......................................................................................18
         4.19     Work Orders....................................................................................18
         4.20     Customer List; Supplier List...................................................................18
         4.21     No Royalties...................................................................................18
         4.22     Bank Accounts..................................................................................18
         4.23     Working Capital................................................................................18
         4.24     Shareholder Approval...........................................................................19
         4.25     No Untrue Statements...........................................................................19

5.       REPRESENTATIONS AND WARRANTIES OF LIFEQUEST.............................................................19
         5.1      LifeQuest Incorporation........................................................................19
         5.2      Authorization..................................................................................19
         5.3      Brokers and Finders............................................................................19
         5.4      Authorization for Stock Consideration..........................................................19
         5.5      SEC Documents..................................................................................19

6.       NATURE OF STATEMENTS AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................20


7.       TAX TREATMENT...........................................................................................20

8.       PRE-CLOSING COVENANTS...................................................................................20
         8.1      General........................................................................................20
         8.2      Notices and Consents...........................................................................21
         8.3      Operation of Business..........................................................................21
         8.4      Full Access....................................................................................23
         8.5      Notice of Developments.........................................................................23
         8.6      Exclusivity....................................................................................23

9.       CONDITIONS TO OBLIGATION TO CLOSE.......................................................................24
         9.1      Conditions to Obligation of LifeQuest..........................................................24
         9.2      Conditions to Obligation of Seller.............................................................25

10.      SPECIAL CLOSING AND POST-CLOSING COVENANTS..............................................................26
         10.1     General........................................................................................26
         10.2     Litigation Support.............................................................................26
         10.3     Transition.....................................................................................27
         10.4     Intellectual Property Assignment...............................................................27
         10.5     Tax-Free Reorganization........................................................................27
         10.6     Teleflex Debt..................................................................................27
         10.7     Board Representation...........................................................................27

11.      NOTICES.................................................................................................27

12.      TERMINATION.............................................................................................28
         12.1     Termination of Agreement.......................................................................28
         12.2     Effect of Termination..........................................................................29

13.      GENERAL PROVISIONS......................................................................................29
         13.1     Governing Law; Interpretation; Section Headings................................................29
         13.2     Severability...................................................................................29
         13.3     Entire Agreement...............................................................................30
         13.4     Binding Effect.................................................................................30
         13.5     Assignment.....................................................................................30
         13.6     Amendment; Waiver..............................................................................30
         13.7     Gender; Numbers................................................................................30
         13.8     Counterparts...................................................................................30
         13.9     Telecopy Execution and Delivery................................................................30
         13.10    Expenses.......................................................................................31
         13.11    Effect of Due Diligence........................................................................31
         13.12    Press Releases and Public Announcements........................................................31
         13.13    No Third Party Beneficiaries...................................................................31
         13.14    Construction...................................................................................31
         13.15    Incorporation of Exhibits, and Schedules.......................................................31
         13.16    Specific Performance...........................................................................31


Exhibits
--------
         1.20     Form of Certificate of Merger
         2.6(a)   Form of Warrant
         2.6(b)   Form of Promissory Note
         2.6(c)   Royalty Agreement
         9.1(e)1  Form of Opinion of Seller's General Counsel
         9.1(e)2  Form of Opinion of Seller's Intellectual Property Counsel
         9.1(f)   Form of Non-Competition Agreements
         9.1(g)   Form of Indemnity Agreement
         9.2(e)   Form of Consulting Agreement
         9.2(g)   Form of Registration Rights Agreement
         9.2(i)   Form of Opinion of LifeQuest's Counsel
         10.4     Intellectual Property Assignment

Schedules
---------
         4.2      Capitalization of Dexterity
         4.3      Financial Statements
         4.7      Material Contracts
         4.8      Required Consents
         4.9      Personal Property
         4.10     Intellectual Property
         4.11     Suits, Actions and Claims
         4.12     Licenses and Permits
         4.17     Brokers and Finders
         4.20     Customers and Suppliers
         4.21     Royalties
         4.22     Bank Accounts

                    PLAN OF MERGER AND ACQUISITION AGREEMENT


         THIS PLAN OF MERGER AND ACQUISITION AGREEMENT (this "Agreement") is made and entered into this 18th day of December 1998, between LifeQuest Medical, Inc., a Delaware corporation ("LifeQuest") and Dexterity Incorporated, a Delaware corporation ("Seller").

                              W I T N E S S E T H :

         WHEREAS, LifeQuest is primarily in the business of distributing minimally invasive surgical equipment and supplies; and

         WHEREAS, Seller is in the business of distributing Dexterity(R) products, including the pneumosleeve and protractor medical devices and surgical instruments designed for use in handoscopic surgery (the "Business"); and

         WHEREAS, the Shareholders own and hold all of the issued and outstanding shares of capital stock of Seller not owned by LifeQuest; and

         WHEREAS, the respective boards of directors of LifeQuest and Seller have voted to approve the merger of Seller with and into LifeQuest (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, the transaction provided for in this Agreement is intended to qualify as a corporate reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Seller shall be merged with and into LifeQuest and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Accounts Receivable" shall have the meaning assigned to it in
Section 4.16.

         1.2 "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.3 "Article" shall mean an Article of this Agreement unless otherwise stated.

         1.4 "Assets" shall mean the assets, properties and rights of Seller of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of Seller necessary or desirable to permit the Business to be carried on in the manner as is presently conducted.

         1.5 "Authorization" shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

         1.6 "Balance Sheet Date" shall have the meaning assigned to it in
Section 4.3.

         1.7 "Best Knowledge" shall mean what a Person actually knew. When used with respect to Seller, the term "Best Knowledge" shall mean Best Knowledge of any of John J. Sickler, Christopher K. Black or Frederick C. Feiler.

         1.8 "Brokerage Fee" shall mean the fee payable by Seller to Cleary & Oxford Associates upon consummation of the transactions contemplated herein, pursuant to the agreement referred to at Item 23 of Schedule 4.7.

         1.9 "Business Combination" shall mean (i) any merger or consolidation of, or share exchange involving, the Seller with or into any Person, (ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) or more than ten percent of the Seller's consolidated assets (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Seller, (iv) any issuance, sale, purchase or redemption of equity securities, any reclassification or equity securities of recapitalization of the Seller, and (v) any transaction having an effect similar to those described above.

         1.10 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

         1.11 "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

         1.12 "Certificate" shall mean each stock certificate representing shares of Seller Stock.

         1.13 "Closing" shall have the meaning assigned to it in Article 3.

         1.14 "Closing Date" shall have the meaning assigned to it in Article 3.

         1.15 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.16 "Contracts" shall have the meaning assigned to it in Section 4.7.

         1.17 "Control" and all derivations thereof shall mean the ability to either (a) vote (or direct the vote of) 50% or more of the voting interests in any Person or (b) direct the affairs of another, whether through voting power, contract or otherwise.

         1.18 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, punitive damages, loss of profits, refund obligations (including, without limitation, interest and penalties thereon) claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

         1.19 "Deposits" shall have the meaning assigned to it in Section 4.18.

         1.20 "Effective Time" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this Agreement as
Exhibit 1.20 (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Delaware.

         1.21 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         1.22 "Environmental Laws" shall mean any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by Seller are located. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and all other applicable laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Authority relating to
(a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA.

         1.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.24 "Financial Statements" shall have the meaning assigned to it in
Section 4.3.

         1.25 "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.26 "Governmental Requirement" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority in effect as of the Effective Time.

         1.27 "Intellectual Property" shall mean:

                  (a) all of Seller's patents and applications therefor, further including, but not limited to, all divisions, reissues, substitutions, reexaminations, continuations, continuations-in-part and extensions thereof; and

                  (b) all of Seller's inventions, whether or not patentable, further including, but not limited to, all new developments and inventions, as well as all improvements on prior inventions regardless of prior inventorship; and

                  (c) all of Seller's know-how and work product, regardless of form and whether tangible or intangible, further including, but not limited to, invention and laboratory notebooks, source code and object code, system design, system specifications, flow charts, test data, records and journals; blueprints, drawings and photographs; research and engineering reports, including any models or other hardware; licensing, marketing or development analysis; and customer or prospective customer lists; and

                  (d) all of Seller's copyright interests regardless of actual or potential registrability, and including moral rights, rights of publication and rights of attribution and integrity; and

                  (e) all of Seller's trademark or service mark interests, together with all of the goodwill of the business associated therewith and represented thereby; and

                  (f) all of Seller's trade secrets; and

                  (g) all of Seller's other intellectual property and other proprietary interests, whether or not identifiable as of the date of execution hereof, relating to, or used in connection with, the Business or Assets now or at any time in the future.

         1.28 "LifeQuest Stock" shall mean the common stock, $.001 par value, of LifeQuest.

         1.29 "Merger" shall have the meaning assigned to it in Section 2.1.

         1.30 "Material Adverse Effect" shall mean a material adverse effect on the Business, Assets, properties, operations, condition (financial or otherwise) or results of operations of Seller, or LifeQuest and its Subsidiaries taken as a whole, as applicable.

         1.31 "Merger Consideration" shall have the meaning assigned to it in
Section 2.6.

         1.32 "Parties" or "parties" shall mean collectively LifeQuest and Seller.

         1.33 "Permitted Encumbrances" shall mean (a) Encumbrances for current taxes and assessments not yet past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are reflected in the Financial Statements, (b) mechanics and materialmen Encumbrances for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the ordinary course of business to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction and (d) easements, including agreements and deeds of easement, and other minor imperfections of title which would not have a Material Adverse Effect.

         1.34 "Person" shall mean any natural person, any Governmental Authority and any entity, the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.35 "Reference Balance Sheet" shall have the meaning assigned to it in
Section 4.3.

         1.36 "Reorganization" shall have the meaning assigned to it in Article
7.

         1.37 "Representations and Warranties of LifeQuest" shall have the meaning assigned to it in Section 6.2.

         1.38 "Representations and Warranties of Seller" shall have the meaning assigned to it in Section 6.1.

         1.39 "Royalty Agreement" shall mean the Royalty Agreement referred to in the penultimate sentence of Section 2.6.

         1.40 "Schedule" shall mean a Schedule to this Agreement unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.41 "SEC" or "Commission" shall mean the United States Securities and Exchange Commission.

         1.42 "SEC Documents" shall have the meaning assigned to it in Section 5.5.

         1.43 "Section" shall mean a Section of this Agreement unless otherwise stated.

         1.44 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.45 "Seller Stock" shall mean the common stock, par value $1.00, of Seller.

         1.46 "Shareholders" shall mean the record owners, other that LifeQuest, of the Seller Stock on the Closing Date.

         1.47 "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.48 "Surviving Corporation" shall mean the corporation existing at and after the Effective Time as a result of the Merger.

         1.49 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.

         1.50 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.51 "Teleflex" means Teleflex Incorporated, a Delaware corporation.

         1.52 "Waste Materials" shall mean any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         2. MERGER.

         2.1 The Merger. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into LifeQuest in accordance with all applicable laws (the "Merger"), with LifeQuest being the Surviving Corporation. LifeQuest and Seller shall cause a certificate of merger to be filed with the Secretary of State of Delaware on the Closing Date (as hereinafter defined). The Merger shall be effective at the Effective Time.

         2.2 Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall have the name "Dexerity Surgical, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Seller and LifeQuest, and all debts and all other things in action or belonging or due to each of Seller and LifeQuest, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Seller or LifeQuest shall not revert or in any way be impaired.

         2.3 Liabilities. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Seller and LifeQuest; any action or proceeding pending, by or against either Seller or LifeQuest, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Seller and LifeQuest shall be preserved unimpaired, and all liens upon the property of each of Seller and LifeQuest shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.4 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of LifeQuest in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         2.5 Directors and Officers. Subject to the provisions of Section 10.7 hereof, the directors and officers of LifeQuest immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6 Conversion or Cancellation of Stock Upon Merger. In consideration for the Merger and the non-competition agreements and indemnity agreements described in Section 9.1 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of LifeQuest Stock:

         (a) each share of Seller Stock outstanding immediately before the Effective Time and held by the Shareholders shall be converted into the right to receive, subject to Section 2.7,

                  (i) the numbers of shares of LifeQuest Stock equal to the quotient of (1) 3,000,000 divided by (2) the number of shares of Seller Stock held by the Shareholders immediately before the Effective Time (the "Stock Consideration");

                  (ii) the quotient of (1) $1,500,000, less 50% of Brokerage Fee divided by (2) the number of shares of Seller Stock held by the Shareholders immediately before the Effective Time (the "Cash Consideration");

                  (iii) a warrant dated the Closing Date substantially in the form attached hereto as Exhibit 2.6(a) to purchase such number of shares of LifeQuest Stock equal to the quotient of (1) 1,500,000 divided by (2) the number of shares of Seller Stock held by the Shareholders immediately before the Effective Time, all at an exercise price of $2.00 per share (the "Warrants");

                  (iv) a promissory note dated the Closing Date substantially in the form attached hereto as Exhibit 2.6(b) in a principal amount equal to the quotient of
                           (1) $1,000,000 divided by (2) the number of shares of Seller Stock held by the Shareholders immediately before the Effective Time, payable within one year from the date of Closing and accruing interest at the rate of 12% per annum (the "Promissory Notes" and, together with Stock Consideration, the Cash Consideration and the Warrants, the "Merger Consideration"); and

                  (v) an undivided fractional interest in the Royalty Agreement equal to one over the number of shares of Seller Stock held by the Shareholders immediately before the Effective Time.

         (b) each share of Seller Stock outstanding immediately before the Effective Time and held by LifeQuest shall be converted into the right to receive one (1) share of common stock of the Surviving Corporation; and

         (c) each share of LifeQuest Stock outstanding immediately before the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

At the Closing, LifeQuest shall (i) issue and deliver to the Shareholders certificates representing the Stock Consideration, (ii) pay the Cash Consideration, (iii) issue and deliver the Warrants and the Promissory Notes to the Shareholders, (iv) execute and deliver to TFX Equities, as agent for the Shareholders, a Royalty Agreement, dated the Closing Date, in substantially the form of Exhibit 2.6(c) and (v) execute and deliver to the proper Persons an assumption of the assignment of those contracts and agreements of Seller listed on Schedule 4.7 which require an express assumption of the liabilities of Seller as contained in such contracts or agreements. At the Closing, Seller shall execute and deliver to LifeQuest the intellectual property assignment as contemplated by Section 10.4.

         2.7 Fractional Shares. Notwithstanding Section 2.6, no certificates or scrip representing fractional shares of LifeQuest Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of Seller Stock, no dividend or distribution of LifeQuest shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a stockholder of LifeQuest. In the event that any Former Seller Shareholder shall be entitled to any fractional share interest then any fractional amount shall be rounded down to the nearest whole share.

         2.8 Exchange Procedures.

                  (a) After the Effective Time, each outstanding Certificate shall, until duly surrendered to LifeQuest as contemplated by this Section 2.8, be deemed to represent only the right to receive the Merger Consideration.

                  (b) After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and each share of Seller Stock presented or surrendered to LifeQuest shall be canceled in exchange for the Merger Consideration as contemplated by Section 2.6. LifeQuest shall not be obligated to deliver Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.

         2.9 Interim Dividends. No dividends or other distributions declared after the Effective Time on LifeQuest Stock issuable pursuant to the Merger and payable to a Former Seller Shareholder after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of Seller Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the shareholder in whose name the certificates representing the shares of LifeQuest Stock shall be issued the amount of unpaid dividends with respect to the holder's shares of LifeQuest Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the shareholder the amount of dividends declared with respect to whole shares of LifeQuest Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

         2.10 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all the Assets and all privileges, powers and franchises of Seller, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Seller, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

         3. CLOSING; CLOSING DATE.

         As soon as practicable after satisfaction or waiver of all conditions to the Merger, including the approval by the stockholders of LifeQuest of the Merger and the issuance of the Stock Consideration, the consummation of the transactions referenced above shall take place (the "Closing") at 10:00 a.m., E.S.T., at the offices of Saul, Ewing, Remick & Saul, LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania or at such other time, date and place as LifeQuest and Seller shall in writing designate. The date of the Closing is referred to herein as the "Closing Date".

         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to the LifeQuest as follows:

         4.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and in good standing as a foreign corporation in Pennsylvania. Seller is not required to qualify or otherwise be authorized to do business as a foreign corporation in any other jurisdiction in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets except for such jurisdictions where the failure to so qualify will not have a Material Adverse Effect. Complete and correct copies of the Certificate of Incorporation of Seller and all amendments thereto, certified in each case by the Secretary of State of the State of Delaware, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, heretofore have been delivered to LifeQuest. The minute books of Seller previously made available to LifeQuest are complete and accurately reflect all action taken prior to the date of this Agreement by its board of directors and shareholders, in their capacities as such. Seller has no Subsidiaries. Seller is not engaged in any business or operations other than the Business.

         4.2 Share Capital

                  (a) The authorized capital stock of Seller consists of 4,000 shares of Seller Stock, of which 1,263 shares are outstanding as of the date hereof, and 1,000 shares of preferred stock of Seller, of which none shares are outstanding as of the date hereof. All of the outstanding Seller Stock is held of record by the Persons identified as such owners on Schedule 4.2. All outstanding Seller Stock is duly authorized and issued in compliance with all federal, state and foreign securities laws. True and correct copies of the stock records of Seller, showing all issuances and transfers of shares of capital stock of Seller since inception, have previously been provided to LifeQuest.

                  (b) On the Closing Date there will be outstanding no rights of first refusal, preemptive rights, conversion rights, options, warrants or other rights to acquire, directly or indirectly, capital stock from Seller. Set forth in Schedule 4.2 is the number of options outstanding on the date hereof, the grant dates and exercise prices thereof (in each case, as applicable).

                  (c) Seller is not a party or subject to any agreement or understanding, and to the Best Knowledge of Seller there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of Seller or the voting by any director of Seller. No Shareholder nor any Affiliate thereof is indebted to Seller. Seller is not indebted to any Shareholder or any Affiliate thereof other than Teleflex Incorporated ("Teleflex").

         4.3 Financial Statements. Seller has delivered to LifeQuest copies of the following financial statements for Seller, all of which financial statements are included in Schedule 4.3 (collectively, the "Financial Statements"):
Unaudited Balance Sheet of Seller (the "Reference Balance Sheet") as of October 31, 1998 (the "Balance Sheet Date") and Unaudited Income Statement of Seller for the ten-month period ended on the Balance Sheet Date. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly the financial condition of Seller as of the dates and for the periods indicated thereon, except that such financial statements do not include footnote disclosures which are required by generally accepted accounting principles. However, all material matters which would have been disclosed in such footnotes are disclosed in this Agreement and the Schedules hereto or in the documents referred to in this Agreement or such Schedules.

         4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                  (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except changes in the ordinary course of business, all of which in the aggregate have not been materially adverse; (b) any breach or default by Seller or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound; (c) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets or the Business; (d) any material change in the types, nature, composition or quality of the services of the Business, any material adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business; (e) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; (f) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of Seller's capital stock except as permitted by Section 8.3; (g) (i) any granting by Seller to any executive officer of Seller of any increase in compensation payable after the Closing Date, (ii) any granting by Seller to any executive officer of any increase in severance or termination pay payable after the Closing Date, or (iii) any entry by Seller into any employment, severance or termination agreement with any executive officer; (h) any change in accounting methods, principles or practices by Seller materially affecting its assets, liabilities or business, except insofar as may have been required by a change in tax-basis or generally accepted accounting principles, and except as required by LifeQuest; (i) any condition, event or occurrence through the date hereof which, in the aggregate, could reasonably be expected to prevent, hinder or delay in any material respect the ability of Seller to consummate the transactions contemplated by this Agreement; or (j) any agreement, in writing or otherwise, by Seller or any corporate action by Seller with respect to the foregoing.

         4.5 Taxes.

                  (a) All Tax Returns of or relating to any Taxes that are required to be filed on or before the Effective Time, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will prior to the Effective Time be timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns have been or will prior to the Effective Time be paid in full on or before the Effective Time, except Taxes which have not yet become due, before the Effective Time, liability for which is or will prior to the Effective Time be reflected on the Seller's books of account;

                  (b) all Taxes assessed and due and owing from or against Seller on or before the Effective Time have been or will be timely paid in full on or before the Effective Time; and

                  (c) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Effective Time, or through and including the Effective Time for periods that have not ended on or before the Effective Time, have been or will be satisfied in full on or before the Effective Time or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been or will be established in the books of account of Seller on or before the Effective Time.

         4.6 Employee Matters. Seller has no employees and has not at any time in the past had any employees.

         4.7 Contracts and Agreements. (a) Except for the contracts or arrangements referred to in Schedule 4.7, Seller is not a party to or bound by:

                  (i) any contract, agreement or commitment in respect of the sale or distribution of products or services or the purchase of raw materials, supplies or other products or utilities other than pending orders given or received in the ordinary course of business consistent with past practice;

                  (ii) any offer, tender or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both, except for those incurred in the ordinary course of Seller's business, none of which have had a Material Adverse Effect;

                  (iii) any sale, agency, distributorship agreement, franchise agreement or legally enforceable commitment or obligation with respect thereto;

                  (iv) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement, agreement providing for the services of an independent contractor or any other similar type of contract or agreement;

                  (v) any profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plan, agreement, arrangement or commitment of a similar nature or any agreement with any present or former officer, director or shareholder of Seller;

                  (vi) any loan or credit agreement, indenture, guarantee (other than endorsements made for collection), mortgage, pledge, conditional sale or other title retention agreement, any equipment financing obligation, lease and lease-purchase agreement;

                  (vii) any lease related to the Assets or the Business, and any other contract, agreement or legally enforceable commitment relating to or affecting the Assets or the Business;

                  (viii) any performance bond, bid bond, surety bond and the like, any contract and bid covered by such bond, and any letter of credit and guaranty;

                  (ix) any consent decree and other judgment, decree or order, settlement agreement and agreement relating to competitive activities, requiring or prohibiting any future action;

                  (x) any contract, commitment or agreement of any nature with a Shareholder, or Affiliate of a Shareholder;

                  (xi) any contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business;

                  (xii) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock or the purchase, redemption or other acquisition of capital stock;

                  (xiii) other than expenditures regularly made in the ordinary course of business of Seller for items that are not property, plant or equipment, any agreement, contract or commitment relating to any expenditure or a series of related expenditures in excess of $10,000;

                  (xiv) any outstanding loan or advance by Seller to, or investment by Seller in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables);

                  (xv) any contract, agreement, indenture, note or other instrument relating to (A) the borrowing of money by Seller or the granting of any Encumbrance or (B) any guarantee or other contingent liability (identifying the primary contract or agreement to which such guarantee or contingent liability relates or the agreement pursuant to which such guarantee was delivered) in respect of any indebtedness, commitment, liability or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

                  (xvi) any agreement, contract or commitment limiting the freedom of Seller or any Affiliate of Seller to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person or to engage in any business or activity in any geographic area;

                  (xvii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business that is not cancelable under the terms of such agreement, lease, contract or commitment without penalty to Seller within 30 days;

                  (xviii) any agreement, contract or commitment requiring (A) the payment for goods or services whether or not such goods or services are actually provided or (B) the furnishing of goods or services at a price less than Seller's cost of producing such goods or providing such services;

                  (xix) any agreement or contract obligating Seller or that would obligate or require any subsequent owner of the business currently conducted by Seller or any of the Assets to provide for indemnification or contribution with respect to any matter (other than customary indemnification provisions in leases of property leased by Seller);

                  (xx) any license, royalty or similar agreement; or

                  (xxi) any agreement, contract or commitment that Seller expects to have a Material Adverse Effect on Seller and/or LifeQuest subsequent to Closing.

                  (b) All of such contracts, agreements, leases, licenses, plans, arrangements, commitments and documents specified in Schedule 4.7 (collectively, the "Contracts") are to the Best Knowledge of Seller valid, binding and in full force and effect. To the Best Knowledge of Seller there are no facts or documents rendering any Contract unenforceable by Seller or otherwise invalid. There is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller, by any other party to a Contract, or any conditions which, with the passage of time or the giving of notice or both, would constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to a Contract, and none of the Contracts will be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. There are no pending or, to the Best Knowledge of Seller, threatened disputes with respect to the Contracts. There are no obligations, including payment of money, past due by either party to any Contract. There are no disclosed or undisclosed breaches of warranty, whether or not within a time period to cure, pertaining to any Contract. There is no condition existing that has or will trigger a right to terminate any Contract. There is no requirement in any Contract requiring a third party to be a signatory to this Agreement. Copies of all of the Contracts (or in the case of oral commitments, descriptions of the material terms thereof) have been delivered by Seller to LifeQuest, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. All of the contracts are assignable to and assumable by LifeQuest as set forth herein so as to give LifeQuest exactly the same rights and/or obligations thereunder enjoyed by Seller, without the requirement of obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Seller. All of the Contracts will be fully vested in LifeQuest as of the Effective Time of the Merger, without the approval or consent of any Person.

         4.8 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to Seller, the Assets or the Business; (c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller is a party or to which any of the Assets or Business are subject; or (d) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as specified in Schedule 4.8). The execution, delivery and performance of this

Agreement by Seller will not result in the loss of any governmental license, franchise or permit possessed by Seller.

         4.9 Properties, Assets and Leasehold Estates.

                  (a) Set forth on Schedule 4.9 is a description of each item of personal property, excluding inventory, owned by Seller that had a book value as of the Balance Sheet Date greater than $10,000. For purposes of this Section 4.9, "personal property" excludes Intellectual Property. Seller owns all of such personal property free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 4.9.

                  (b) Seller leases no personal property.

                  (c) Seller owns no real property.

                  (d) Seller leases no real property.

         4.10 Intellectual Property.

                  (a) Schedule 4.10 is a complete list of Intellectual Property in which Seller either has an ownership interest or rights/obligations pursuant to agreements.

                  (b) Except as set forth in agreements itemized on, or otherwise disclosed in, Schedule 4.10, (i) there is no contract obligation of Seller concerning, or any license or encumbrance affecting Seller's interest in or title to, such Intellectual Property; (ii) Seller has received no notice that the manufacture or sale by Seller of any of the products offered for sale by Seller infringes the patent or trademark rights of any other Person nor, to the Best Knowledge of Seller, is there any valid basis for any such claim; and (iii) to the Best Knowledge of Seller no product presently offered for sale by any Person infringes the patent rights of Seller. To the Best Knowledge of Seller, Seller's use of the Intellectual Property does not infringe on any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark, or trade secret interest. To the Best Knowledge of Seller, Seller's right to the exclusive use of the Intellectual Property is not being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark, or trade secret interest. To the Best Knowledge of Seller, except for agreements itemized on
Schedule 4.10, no agreements or arrangements are in effect with respect to the development, nondisclosure, marketing, distribution, licensing, or promotion of the Intellectual Property by any independent contractor, salesperson, distributor, sublicensor, or other remarketer or sales organization.

         4.11 Suits, Actions and Claims. Except as set forth in Schedule 4.11,
(a) there are no suits, actions, claims, or to the Best Knowledge of Seller, investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged, which are pending or, to the Best Knowledge of Seller, threatened, against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (b) to the Best Knowledge of Seller, no reasonable basis or reasonable grounds for any such suit, action, claim, investigation or proceeding exists, and (c) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business.

         4.12 Licenses and Permits; Compliance With Governmental Requirements. No federal, state, local or foreign governmental license or permit is necessary for the conduct by Seller of the operation of its business as currently conducted, except for the licenses, permits and approvals required to be obtained by Medical Creative Technologies, Inc. referred to in Schedule 4.12. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's business. There are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller, that are threatened relating to the business or employment practices of Seller. Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.13 Authorization. Seller has full legal right, power, and authority to enter into and deliver this Agreement, to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller and the performance by it of the transactions contemplated herein have been duly and validly authorized by all requisite corporate actions of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

         4.14 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, correspondence and historic revenue of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete in all material respects.

         4.15 Environmental Protection Laws.

                  (a) Seller has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

                  (b) There are no existing, pending or, to the Best Knowledge of Seller, threatened actions, suits, claims, investigations or proceedings by or before any court or any other Governmental Authority directed against Seller or its Assets or the Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law.

                  (c) All notices, permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Assets, any other assets or properties currently or previously leased or owned by Seller or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect.

                  (d) Seller has not received notice that any permit, license or similar authorization referred to in subparagraph (a) above, is to be revoked or suspended by any Governmental Authority.

                  (e) Seller does not own or operate any underground storage tanks.

                  (f) No portion of the Assets or any other assets or properties currently or previously leased or owned by Seller is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

                  (g) All Waste Materials generated by Seller have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws.

                  (h) No Person has disposed or released any Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller and Seller has not disposed or released Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller, except in compliance with all Environmental Laws.

                  (i) No facts or circumstances exist which could reasonably be expected to result in any liability of Seller to any Person with respect to the current or past business and operations of Seller, the Assets or any other assets or properties currently or previously leased or owned by Seller in connection with (i) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

         4.16 Accounts Receivable. All notes and accounts receivable of Seller that are reflected on the Reference Balance Sheet or that have arisen since the Balance Sheet Date ("Accounts Receivable") have arisen in the ordinary course of business. All Accounts Receivable either (a) have been collected or (b) are collectible on the respective due dates thereof, or, if no due date is stated with respect thereto, within 150 days of their creation in the ordinary course of business, in each case in the aggregate recorded amounts thereof, less the applicable reserves with respect thereto reflected on the Reference Balance Sheet. Seller has not factored or discounted or agreed to factor or discount any Account Receivable. The values at which the Accounts Receivable are carried on the Reference Balance Sheet reflect the accounts receivable valuation policy of Seller which is consistent with Seller's past practice and in accordance with generally accepted accounting principles consistently applied. No Accounts Receivable have been written off by Seller, in whole or in part, as uncollectible during the two years preceding the date hereof.

         4.17 Brokers and Finders. Except as set forth in Schedule 4.17, no broker or finder has acted for Seller or, to the Best Knowledge of Seller, any Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any, to the Best Knowledge of Seller, Shareholder.

         4.18 Deposits. Seller does not now hold any deposits or prepayments (except prepayments for goods ordered in the aggregate not exceeding $10,000) by third parties with respect to any of the Assets or the Business ("Deposits").

         4.19 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other Governmental Authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.20 Customer List; Supplier List.

         (a) Schedule 4.20 sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services since inception. This list provides an accurate statement of the gross revenues received from each such customer by the Business during the ten-month period ended October 31, 1998.

         (b) Schedule 4.20 sets forth a true, correct and complete list of all suppliers of the Business from which Seller has purchased or otherwise received more than $10,000 worth of products or services since inception. This list provides an accurate statement of the gross payments to each such supplier by the Business during the ten-month period ended October 31, 1998.

         4.21 No Royalties. Except as set forth on Schedule 4.21, no royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

         4.22 Bank Accounts. Schedule 4.22 sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of Seller and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Except as set forth in Schedule 4.22, since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the ordinary course of business, and the balances in such accounts as of the date hereof are not materially different from those reflected in such list. Schedule 4.22 also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

         4.23 Working Capital. On the Closing Date, the current assets of Seller will exceed the current liabilities of Seller, as determined in accordance with generally accepted accounting principles.

         4.24 Shareholder Approval. This Agreement and transactions contemplated herein have been approved by the Shareholders of Seller, and such approval cannot be revoked unless this Agreement is terminated pursuant to provisions of
Article 12 hereof.

         4.25 No Untrue Statements. The Representations and Warranties of Seller set forth in this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make such Representations and Warranties made not misleading.

         5. REPRESENTATIONS AND WARRANTIES OF LIFEQUEST. LifeQuest represents and warrants to Seller as follows:

         5.1 LifeQuest Incorporation. LifeQuest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 Authorization. LifeQuest has have full legal right, power and authority, corporate and otherwise, to enter into this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement and the performance by LifeQuest of the transactions contemplated herein have been duly authorized by all requisite corporate action of LifeQuest and is the legal, valid and binding obligation of LifeQuest, enforceable against LifeQuest in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         5.3 Brokers and Finders. No broker or finder has acted for LifeQuest in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of LifeQuest.

         5.4 Authorization for Stock Consideration. LifeQuest has taken all necessary action to permit it to issue the number of shares of Stock Consideration required to be issued pursuant to the terms of this Agreement. The shares of Stock Consideration issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Stock Consideration issuable pursuant to this Agreement will, when issued, be listed on the NASDAQ SmallCap Market.

         5.5 SEC Documents. LifeQuest has provided to Seller and each Shareholder its Form S-3 dated October 30, 1998, its Annual Report on Form 10-KSB/A for the year ended December 31, 1997, its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 and its proxy statement with respect to the Annual Meeting of Stockholders held on May 19, 1998 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of LifeQuest included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of LifeQuest and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments).

         6. NATURE OF STATEMENTS AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  6.1 "Representations and Warranties of Seller" means all of the representations and warranties of Seller set forth in Article 4, including the statements in the Schedules referred to in Article 4, and the statements of Seller set forth in the certificate delivered by Seller at Closing pursuant to
Section 9.1(d). All Representations and Warranties of Seller shall survive the Effective Time regardless of any investigation at any time made by or on behalf of LifeQuest. The covenants and agreements made by Seller herein, shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their respective terms.

                  6.2 "Representations and Warranties of LifeQuest" means all of the representations and warranties of LifeQuest set forth in Article 5, including the statements of LifeQuest set forth in the certificate delivered by LifeQuest at Closing pursuant to Section 9.2(d). All Representations and Warranties of LifeQuest shall survive the Effective Time regardless of any investigation at any time made by or on behalf of Seller. The covenants and agreements made by LifeQuest herein, shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their respective terms.

         7. TAX TREATMENT.

         Seller and LifeQuest intend that the transactions contemplated hereunder constitute a tax-free reorganization (a "Reorganization") for federal income tax purposes under Sections 368(a)(1) and 368(a)(2)(D) of the Code, and agree to treat and report for federal income tax purposes the transactions hereunder as a Reorganization. This Agreement shall be construed in a manner to result in treatment of the transactions hereunder as a Reorganization for federal income tax purposes.

         8. PRE-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

                  8.1 General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in
         Article 9).

                  8.2 Notices and Consents. Each of the Parties, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its Subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) will use their best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by each of them, or any of their respective Subsidiaries or Affiliates, in order for each of them, respectively, so to consummate such transactions; and (iii) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder.

                  8.3 Operation of Business. Except as contemplated by this Agreement or as set forth in the Schedules, during the period from the date of this Agreement to the Effective Time, (a) Seller will conduct its operations according to its ordinary course of business and consistent with past practice, (b) Seller will not enter into any transaction other than in the ordinary course of business and consistent with past practice, (c) Seller will deliver to LifeQuest on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month, and (d) to the extent consistent with the foregoing, using best efforts and with no less diligence and effort than would be applied in the absence of this Agreement, Seller will seek to preserve intact its current business organizations, keep available the services of its current officers and consultants and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time; provided that nothing in this Agreement shall be deemed to limit the right of Seller to declare and pay dividends in cash to its shareholders (including the declaration of dividends to its shareholders payable after the Effective Time) so long as no such declaration or payment shall result in a breach of the warranty set forth in Section 4.23. For purposes of this Agreement any such permitted declaration of cash dividends payable after the Effective Time shall be treated as a liability of Seller which shall be assumed by the Surviving Corporation pursuant to Article 2. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, Seller will not, without the prior written consent of LifeQuest:

                  (a) except for Seller Stock issued upon exercise of options outstanding as of the date hereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other Encumbrance of (i) any additional shares of its capital stock of any class (including the Seller Stock), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for Seller Stock outstanding on the date hereof;

                  (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Seller Stock);

                  (c) (i) grant any increases in the compensation of any of its directors, officers or key employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or amend any existing, employment agreement with any such director, officer or key employee, (iv) enter into any new, or amend any existing, severance agreement with any such director, officer or key employee, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new employee benefit plan;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller (other than the Merger);

                  (e) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) any other assets in excess of $10,000;

                  (f) adopt any amendments to its Certificate of Incorporation or Bylaws;

                  (g) incur any long-term indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

                  (h) amend any Contract;

                  (i) enter into or amend or assume any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets, or selling, leasing, abandoning or otherwise disposing of any of the Assets, including, but not limited to, real property, machinery, equipment or other operating properties;

                  (j) increasing the compensation of any officer or employee of Seller associated with the Business;

                  (k) engage in the conduct of any business the nature of which is different then the business Seller is currently engaged in;

                  (l) enter into or assume any oral or written agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Seller or its Subsidiaries;

                  (m) except for purchases of inventory pursuant to existing contracts or arrangements, enter into or assume any oral or written contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services for the expenditure of greater than $10,000;

                  (n) incur any liabilities other than in the ordinary course of business;

                  (o) hire any employee; or

                  (p) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  8.4 Full Access. Seller will, and cause each Shareholder to, permit representatives of LifeQuest and its financing parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to all premises, properties, personnel, books, records (including Tax records and the workpapers of the independent accountants for the Seller), contracts and documents of or pertaining to the Seller .

                  8.5 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development which has caused a breach of any of its own representations and warranties in Articles 4 or 5 above and not been cured within five days and Seller will give proper notice to LifeQuest of any development which has caused a breach of its covenants contained in Section 8.3 above and not cured within five days. No disclosure by any Party pursuant to this
         Section 8.5, however, shall be deemed to amend or supplement the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                  8.6 Exclusivity.

                  (a) Unless and until this Agreement has been terminated pursuant to Section 12.1, Seller will not, and will not cause or permit any of the Shareholders to, (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to a Business Combination or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek a Business Combination. Seller will, and cause each Shareholder with such knowledge to, notify LifeQuest immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (b) The Parties hereto recognize and acknowledge that a breach by Seller of this Section 8.6 will cause irreparable and material loss and damage to LifeQuest as to which it will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing which results in Business Combination with a Person other than LifeQuest, Seller shall be liable for and promptly reimburse LifeQuest for the reasonable expenses incurred by LifeQuest in connection with the transactions contemplated by this Agreement.

         9. CONDITIONS TO OBLIGATION TO CLOSE

                  9.1 Conditions to Obligation of LifeQuest. The obligation of LifeQuest to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (a) All Seller's Representations and Warranties
                  contained in this Agreement (except for the Representations and Warranties contained in Sections 4.10(b) and 4.11 to the extent that such Representations and Warranties relate to claims, demands or notices, or knowledge acquired after the date of this Agreement) all written information delivered to LifeQuest by Seller on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date with the same force and affect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

                           (b) Seller shall have performed and complied with all
                  of its covenants hereunder in all material respects through the Closing;

                           (c) no action, suit or proceeding shall be pending or
                  threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
                  (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of LifeQuest to control the Seller, (iv) affect adversely the right of the Seller to own its assets and to operate its businesses, or (v) require or could reasonably be expected to require any divestiture by the Seller of a portion of its business that LifeQuest in its reasonable judgment believes will have a material adverse effect on the Seller (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                           (d) Seller shall have delivered to LifeQuest a
                  certificate to the effect that each of the conditions specified above in Section 9.1(a), (b) and (c) is satisfied in all respects;

                           (e) LifeQuest shall have received from counsel to
                  Seller opinions in substantially in the form attached hereto as Exhibits 9.1(e)(1) and 9.1(e)(2), addressed to LifeQuest, and dated as of the Closing Date;

                           (f) Christopher K. Black, Surgical Visions I, Inc.,
                  TFX Equities, Inc. and Teleflex shall have executed and delivered Non-Competition Agreements in the form of Exhibit 9.1(f) hereto;

                           (g) Christopher K. Black, TFX Equities Incorporated,
                  Teleflex and Surgical Visions I, Inc. shall have executed and delivered Indemnity Agreements in the form of Exhibit 9.1(g) hereto;

                           (h) The oral agreements between Seller and Teleflex
                  listed as items 11 and 12 on Schedule 4.7 hereto shall have been terminated; and

                           (i) The stockholders of LifeQuest shall have approved
                  this Agreement and the consummation by LifeQuest of the transactions contemplated hereby, including but not limited to the issuance of the Stock Consideration.

         LifeQuest may waive any condition specified in this Section 9.1 if it executes a writing so stating at or prior to the Closing.

                  9.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (a) all Representations and Warranties of LifeQuest
                  contained in this Agreement, and all written information delivered to Seller by LifeQuest on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

                           (b) LifeQuest shall have performed and complied with
                  all of its covenants hereunder in all material respects through the Closing;

                           (c) no action, suit, or proceeding shall be pending
                  or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
                  (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                           (d) LifeQuest shall have delivered to Seller a
                  certificate to the effect that each of the conditions specified above in Section 9.2(a), (b) and (c) is satisfied in all respects;

                           (e) LifeQuest shall have executed and delivered a
                  Consulting Agreement between LifeQuest and Christopher K. Black in the form of Exhibit 9.2(e) hereto; and

                           (f) LifeQuest shall have executed and delivered the
                  Indemnity Agreement in the form of Exhibit 9.1(g) attached hereto;

                           (g) LifeQuest shall have executed and delivered the
                  Registration Rights Agreement in the form attached hereto as
                  Exhibit 9.2(g);

                           (h) LifeQuest shall have executed and delivered the
                  Royalty Agreement with TFX Equities Incorporated as agent for the Shareholders in the form attached hereto as Exhibit 2.6(c);

                           (i) Seller and the Shareholders shall have received
                  from counsel to LifeQuest an opinion substantially in the form attached hereto as Exhibit 9.2(i) addressed to Seller, and dated as of the Closing Date; and

                           (j) all actions to be taken by LifeQuest in
                  connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

         Seller may waive any condition specified in this Section 9.2 if it executes a writing so stating at or prior to the Closing.

         10. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

The Parties agree as follows with respect to the period following the Closing:

         10.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor pursuant to the terms of the Indemnity Agreement. Seller acknowledges and agrees that from and after the Closing LifeQuest will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Seller.

         10.2 Litigation Support. In the event and for so long as any Party or Teleflex or any of its Affiliates actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, Seller will cooperate with LifeQuest and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor pursuant to the terms of the Indemnity Agreement.

         10.3 Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Seller prior to the Closing.

         10.4 Intellectual Property Assignment. Although acknowledged by all parties as also fully enabled by the Merger memorialized by this Agreement, Seller shall also execute a separate assignment to LifeQuest of all of Seller's right, title and interest in and to the Intellectual Property. This separate assignment shall be in form reasonably satisfactory to Seller and LifeQuest, and recordation thereof shall be at the sole discretion of LifeQuest.

         10.5 Tax-Free Reorganization. Seller shall not, nor permit any Shareholder to, nor shall LifeQuest, take any action which would disqualify the transactions contemplated by this Agreement from treatment as a tax-free reorganization of the Seller, to the extent that such treatment is otherwise available to the Shareholders.

         10.6 Teleflex Debt. Promptly following the Effective Time, LifeQuest shall pay all amounts due from Seller to Teleflex.

         10.7 Board Representation. At or prior to the Closing, LifeQuest's Board of Directors shall elect Christopher K. Black and Lewis E. Hatch, Jr. to serve as directors of LifeQuest effective as of the Effective Time. LifeQuest shall take all requisite action to amend its Bylaws, if necessary, to increase the size of its Board of Directors in order to effect the appointments contemplated by this Section 10.7. For so long as Teleflex and its Affiliates together shall hold in the aggregate more than 50% of the aggregate number of shares of LifeQuest Stock acquired by Teleflex and its Affiliates pursuant hereto, LifeQuest will cause each of two persons nominated by Teleflex and acceptable to LifeQuest's Board of Directors to be nominated for election of directors at LifeQuest's annual meetings of stockholders.

         10.8 Exchange Act Filing; Cooperation. After the Closing Date, Seller shall, and cause its Affiliates to, reasonably cooperate with and provide information to LifeQuest as is necessary for LifeQuest to comply with its reporting obligations under the Exchange Act, including, but not limited to, all financial and other information, which shall include audited balance sheets, income statements and statements of cash flow for two years prior to Closing, and access to Seller's affiliates' personnel required in order for Seller to comply with its reporting obligations under the Exchange Act.

         11. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

         (a)      If to Purchaser or LifeQuest, at:

                  LifeQuest Medical, Inc.
                  12961 Park Central, Suite 1300
                  San Antonio, Texas 78216
                  Attention:  Randall K. Boatright
                  Facsimile No.: (210) 495-4441

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  300 Convent Street, Suite 2200
                  San Antonio, Texas 78205
                  Attention: Phillip M. Renfro
                  Facsimile No.: (210) 270-7205

         (b)      If to Seller, at:

                  Dexterity Incorporated
                  1787 Sentry Parkway West, Bldg. Sixteen, Suite 220 Blue Bell Pennsylvania 19422
                  Attention: Christopher K. Black, President
                  Facsimile No.: (215) 641-9465

                  With a copy to:

                  Saul, Ewing, Remick & Saul, LLP
                  Centre Square West
                  1500 Market Street, 38th Floor
                  Philadelphia, PA 19102-2186
                  Attention:  Donald Beckman
                  Facsimile No.:  (215) 972-1821

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article 11 shall be effective (x) when delivered, if delivered personally, (y) 24 hours after sending, if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, and (z) 48 hours after mailing, if mailed.

         12. TERMINATION.

         12.1 Termination of Agreement. Each of the Parties may terminate this Agreement as provided below:

                           (a) LifeQuest and Seller may terminate this Agreement
                  by mutual written consent at any time prior to the Closing;

                           (b) LifeQuest may terminate this Agreement by giving
                  written notice to Seller at any time prior to the Closing (i) in the event the Seller has breached any Representation, Warranty of Seller or covenant of Seller contained in this Agreement in any material respect, LifeQuest has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or
                  (ii) if the Closing shall not have occurred on or before March 2, 1999, by reason of the failure of any condition precedent under Section 9.1 hereof (unless the failure results primarily from LifeQuest itself breaching any Representation, Warranty or covenant of LifeQuest contained in this Agreement); and

                           (c) Seller may terminate this Agreement by giving
                  written notice to LifeQuest at any time prior to the Closing
                  (i) in the event LifeQuest has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified LifeQuest of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 2, 1999, by reason of the failure of any condition precedent under Section 9.2 hereof (unless the failure results primarily from Seller itself breaching any Representation, Warranty or covenant of Seller contained in this Agreement).

         12.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 12.1 herein, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach of its covenants hereunder).

         13. GENERAL PROVISIONS.

         13.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict-of-laws rules as applied in New York. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         13.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of New York, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance.

         13.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         13.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         13.5 Assignment. This Agreement and the rights of the parties may be assigned by any party hereto without the prior written consent of the other parties hereto, provided that no such assignment shall relieve any party from its obligations under this Agreement.

         13.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         13.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         13.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         13.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         13.10 Expenses. In the event the transactions contemplated hereby are not consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         13.11 Effect of Due Diligence. No investigation by or on behalf of LifeQuest into the business, operations, prospects, assets or condition (financial or otherwise) of the Seller shall diminish in any way the effect of any representations or warranties made by Seller in this Agreement or shall relieve Seller of any of its obligations under this Agreement.

         13.12 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of LifeQuest and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         13.13 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         13.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         13.15 Incorporation of Exhibits, and Schedules. The Exhibits, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         13.16 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the parties have executed this Plan of Merger and Acquisition Agreement as of the date first above written.


                               LIFEQUEST:

                               LIFEQUEST MEDICAL, INC.



                               By:
                                  --------------------------------------------
                                      Richard A. Woodfield
                                      President and Chief Executive Officer


                               SELLER:

                               DEXTERITY INCORPORATED



                               By:
                                  --------------------------------------------
                                      Christopher K. Black, President

                                   APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


Section 262. Appraisal rights

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided.

         Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             LIFEQUEST MEDICAL, INC.


          PROXY -- SPECIAL MEETING OF STOCKHOLDERS -- FEBRUARY 25, 1999


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

         The undersigned stockholder of LifeQuest Medical, Inc. (the "Company")
P    hereby appoints Richard A. Woodfield and Randall K. Boatright, or each of
R    them, proxies of the undersigned with full power of substitution to vote at
O    the Special Meeting of Stockholders of the Company to be held on Thursday,
X    February 25, 1999, at 1:00 p.m., Eastern Standard Time, at the Company's
Y Atlanta offices, Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

            (1) Proposal to approve and adopt the terms of the Plan of Merger and Acquisition Agreement dated December 18, 1998 between the Company and Dexterity Incorporated.

                         [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

            (2) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

     all as more particularly described in the Proxy Statement dated January _____, 1999, relating to such meeting, receipt of which is hereby acknowledged.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.



                                        --------------------------------------


                                        --------------------------------------
                                        Signature of Stockholder(s)

                                        Please sign your name exactly as it
                                        appears hereon. Joint owners must each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give your full title as it appears hereon.






                                        Dated __________________________, 1999.